Exhibit 99.(J)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated October 20, 2025, and each included in this Post-Effective Amendment No. 963 to the Registration Statement (Form N-1A, File No. 333-132380), of WisdomTree Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 30, 2025, with respect to the financial statements and financial highlights of WisdomTree Global ex-U.S. Quality Growth Fund (formerly, WisdomTree Global ex-U.S. Quality Dividend Growth Fund) (one of the funds constituting WisdomTree Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 20, 2025